Exhibit 10(b)

AMENDMENT NUMBER 1
TO THE
FPL GROUP, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

Pursuant to the authority granted the undersigned by the Committee, the FPL Group, Inc. Supplemental Executive Retirement Plan (the "Plan") is hereby amended, as follows:

Effective May 24, 2010, the name of the Plan is hereby changed to the NextEra Energy, Inc. Supplemental Executive Retirement Plan.  All references to the Plan and FPL Group, Inc. in the Plan document are hereby changed accordingly.

IN WITNESS WHEREOF, NextEra Energy, Inc., fka FPL Group, Inc. has caused this instrument to be executed by its duly authorized officer, effective as set forth herein.

NextEra Energy, Inc.
By:	JAMES W. POPPELL

Title:	EVP Human Resources

Date:	05/28/2010